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                       GARDEN STATE NEWSPAPERS, INC.,

                                 as Issuer

                                    and

                           THE BANK OF NEW YORK,

                                 as Trustee

                           ---------------------

                                  INDENTURE

                         Dated as of October 1, 1997

                           ---------------------

                             up to $300,000,000

             8 3/4% Senior Subordinated Notes due 2009, Series A

             8 3/4% Senior Subordinated Notes due 2009, Series B

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

                               CROSS-REFERENCE TABLE
  TIA                                                            Indenture
Section                                                           Section
-------                                                          ---------
 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08; 7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.05
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.03
 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.06
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.06; 11.02
    (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.06
 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.07; 4.08;
                                                                    11.02
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10.02;
                                                                    10.03;
                                                                    10.04; 10.05
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.05
    (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(b)
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.05; 11.02
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(a)
    (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.01(c)
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.11
 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . .    2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . .    6.05
    (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . .    6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .    N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.10; 9.04
 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.04
 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.01
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.01
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11.01

-------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS
                                                                  Page
                                                                  ----
                                ARTICLE ONE

                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions. . . . . . . . . . . . . . . . . . . .     1
SECTION 1.02. Incorporation by Reference of TIA. . . . . . . . .    19
SECTION 1.03. Rules of Construction. . . . . . . . . . . . . . .    20

                                ARTICLE TWO

                                 THE NOTES

SECTION 2.01. Form and Dating. . . . . . . . . . . . . . . . . .    20
SECTION 2.02. Execution and Authentication.. . . . . . . . . . .    21
SECTION 2.03. Registrar and Paying Agent.. . . . . . . . . . . .    22
SECTION 2.04. Paying Agent To Hold Assets in Trust.. . . . . . .    23
SECTION 2.05. Noteholder Lists.. . . . . . . . . . . . . . . . .    23
SECTION 2.06. Transfer and Exchange. . . . . . . . . . . . . . .    24
SECTION 2.07. Replacement Notes. . . . . . . . . . . . . . . . .    24
SECTION 2.08. Outstanding Notes. . . . . . . . . . . . . . . . .    25
SECTION 2.09. Treasury Notes.. . . . . . . . . . . . . . . . . .    25
SECTION 2.10. Temporary Notes. . . . . . . . . . . . . . . . . .    26
SECTION 2.11. Cancellation.. . . . . . . . . . . . . . . . . . .    26
SECTION 2.12. Defaulted Interest.. . . . . . . . . . . . . . . .    26
SECTION 2.13. CUSIP Number.. . . . . . . . . . . . . . . . . . .    27
SECTION 2.14. Deposit of Moneys. . . . . . . . . . . . . . . . .    27
SECTION 2.15. Book-Entry Provisions for Global Notes.. . . . . .    27
SECTION 2.16. Special Transfer Provisions. . . . . . . . . . . .    29

                              ARTICLE THREE

                               REDEMPTION

SECTION 3.01. Notices to Trustee.. . . . . . . . . . . . . . . .    32
SECTION 3.02. Selection of Notes To Be Redeemed. . . . . . . . .    33
SECTION 3.03. Notice of Redemption.. . . . . . . . . . . . . . .    33
SECTION 3.04. Effect of Notice of Redemption.. . . . . . . . . .    34
SECTION 3.05. Deposit of Redemption Price. . . . . . . . . . . .    34
SECTION 3.06. Notes Redeemed in Part.. . . . . . . . . . . . . .    34

                                                                  Page
                                                                  ----
                              ARTICLE FOUR

                               COVENANTS

SECTION 4.01. Payment of Notes.. . . . . . . . . . . . . . . . .    35
SECTION 4.02. Maintenance of Office or Agency. . . . . . . . . .    35
SECTION 4.03. Corporate Existence. . . . . . . . . . . . . . . .    35
SECTION 4.04. Payment of Taxes and Other Claims. . . . . . . . .    36
SECTION 4.05. Maintenance of Properties and Insurance. . . . . .    36
SECTION 4.06. Compliance Certificate; Notice of Default. . . . .    37
SECTION 4.07. Compliance with Laws.. . . . . . . . . . . . . . .    38
SECTION 4.08. Commission Reports.. . . . . . . . . . . . . . . .    38
SECTION 4.09. Waiver of Stay, Extension or Usury Laws. . . . . .    39
SECTION 4.10. Limitation on Restricted Payments. . . . . . . . .    39
SECTION 4.11. Limitation on Transactions with Affiliates.. . . .    41
SECTION 4.12. Limitation on Additional Debt. . . . . . . . . . .    42
SECTION 4.13. Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted
                Subsidiaries . . . . . . . . . . . . . . . . . .    43
SECTION 4.14. Limitation on Restricted and Unrestricted
                Subsidiaries . . . . . . . . . . . . . . . . . .    44
SECTION 4.15. Limitation on Senior Subordinated Debt.. . . . . .    45
SECTION 4.16. Change of Control. . . . . . . . . . . . . . . . .    45
SECTION 4.17. Limitation on Sales of Assets. . . . . . . . . . .    47
SECTION 4.18. Limitation on Liens Securing Certain Debt. . . . .    48
SECTION 4.19. Limitation on Business.. . . . . . . . . . . . . .    49
SECTION 4.20. Investment Company Act.. . . . . . . . . . . . . .    49

                              ARTICLE FIVE

                          SUCCESSOR CORPORATION

SECTION 5.01. When Company May Merge, Etc. . . . . . . . . . . .    49
SECTION 5.02. Successor Corporation Substituted. . . . . . . . .    50

                              ARTICLE SIX

                          DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. . . . . . . . . . . . . . . . .    51
SECTION 6.02. Acceleration.. . . . . . . . . . . . . . . . . . .    52
SECTION 6.03. Other Remedies.. . . . . . . . . . . . . . . . . .    54
SECTION 6.04. Waiver of Past Defaults. . . . . . . . . . . . . .    54

                                                                  Page
                                                                  ----

SECTION 6.05. Control by Majority. . . . . . . . . . . . . . . .    54
SECTION 6.06. Limitation on Suits. . . . . . . . . . . . . . . .    55
SECTION 6.07. Rights of Holders To Receive Payment.. . . . . . .    55
SECTION 6.08. Collection Suit by Trustee.. . . . . . . . . . . .    55
SECTION 6.09. Trustee May File Proofs of Claim.. . . . . . . . .    56
SECTION 6.10. Priorities.. . . . . . . . . . . . . . . . . . . .    56
SECTION 6.11. Undertaking for Costs. . . . . . . . . . . . . . .    57

                              ARTICLE SEVEN

                                 TRUSTEE

SECTION 7.01. Duties of Trustee. . . . . . . . . . . . . . . . .    57
SECTION 7.02. Rights of Trustee. . . . . . . . . . . . . . . . .    59
SECTION 7.03. Individual Rights of Trustee.. . . . . . . . . . .    60
SECTION 7.04. Trustee's Disclaimer.. . . . . . . . . . . . . . .    60
SECTION 7.05. Notice of Default. . . . . . . . . . . . . . . . .    60
SECTION 7.06. Reports by Trustee to Holders. . . . . . . . . . .    61
SECTION 7.07. Compensation and Indemnity.. . . . . . . . . . . .    61
SECTION 7.08. Replacement of Trustee.. . . . . . . . . . . . . .    62
SECTION 7.09. Successor Trustee by Merger, Etc.. . . . . . . . .    63
SECTION 7.10. Eligibility; Disqualification. . . . . . . . . . .    63
SECTION 7.11. Preferential Collection of Claims Against Company.    64

                              ARTICLE EIGHT

           SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of Company's Obligations.. . . . . . .    64
SECTION 8.02. Acknowledgment of Discharge by Trustee.. . . . . .    68
SECTION 8.03. Application of Trust Money.. . . . . . . . . . . .    68
SECTION 8.04. Repayment to the Company.. . . . . . . . . . . . .    68
SECTION 8.05. Reinstatement. . . . . . . . . . . . . . . . . . .    69

                              ARTICLE NINE

                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.. . . . . . . . . . . .    69
SECTION 9.02. With Consent of Holders. . . . . . . . . . . . . .    70
SECTION 9.03. Compliance with TIA. . . . . . . . . . . . . . . .    71
SECTION 9.04. Revocation and Effect of Consents. . . . . . . . .    71
SECTION 9.05. Notation on or Exchange of Notes.. . . . . . . . .    72
SECTION 9.06. Trustee To Sign Amendments, Etc. . . . . . . . . .    72

                                                                  Page
                                                                  ----
                              ARTICLE TEN

                             SUBORDINATION

SECTION 10.01. Notes Subordinated to Senior Debt.. . . . . . . .    73
SECTION 10.02. Liquidation; Dissolution; Bankruptcy. . . . . . .    73
SECTION 10.03. Default on Senior Debt. . . . . . . . . . . . . .    74
SECTION 10.04. No Suspension of Remedies.. . . . . . . . . . . .    75
SECTION 10.05. When Distributions Must Be Paid Over. . . . . . .    76
SECTION 10.06. Notice by Company.. . . . . . . . . . . . . . . .    77
SECTION 10.07. Subrogation.. . . . . . . . . . . . . . . . . . .    77
SECTION 10.08. Relative Rights.. . . . . . . . . . . . . . . . .    77
SECTION 10.09. Subordination May Not Be Impaired by Company. . .    78
SECTION 10.10. Distribution or Notice to Representative. . . . .    78
SECTION 10.11. Rights of Trustee and Paying Agent. . . . . . . .    78
SECTION 10.12. Authorization to Effect Subordination.. . . . . .    79

                             ARTICLE ELEVEN

                             MISCELLANEOUS

SECTION 11.01. TIA Controls. . . . . . . . . . . . . . . . . . .    80
SECTION 11.02. Notices.. . . . . . . . . . . . . . . . . . . . .    80
SECTION 11.03. Communications by Holders with Other Holders. . .    81
SECTION 11.04. Certificate and Opinion as to Conditions
                 Precedent . . . . . . . . . . . . . . . . . . .    81
SECTION 11.05. Statements Required in Certificate or Opinion . .    81
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar . . . .    82
SECTION 11.07. Legal Holidays. . . . . . . . . . . . . . . . . .    82
SECTION 11.08. Governing Law . . . . . . . . . . . . . . . . . .    82
SECTION 11.09. No Adverse Interpretation of Other Agreements . .    83
SECTION 11.10. No Recourse Against Others. . . . . . . . . . . .    83
SECTION 11.11. Successors. . . . . . . . . . . . . . . . . . . .    83
SECTION 11.12. Duplicate Originals . . . . . . . . . . . . . . .    83
SECTION 11.13. Severability. . . . . . . . . . . . . . . . . . .    83

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . .    84

                                                                  Page
                                                                  ----

Exhibit A  -  Form of Series A Note. . . . . . . . . . . . . . .    A-1
Exhibit B  -  Form of Series B Note. . . . . . . . . . . . . . .
Exhibit C  -  Form of Legend for Global Notes. . . . . . . . . .
Exhibit D  -  Form of Certificate To Be Delivered
                in Connection with Transfers to
                Non-QIB Accredited Investors . . . . . . . . . .
Exhibit E  -  Form of Certificate To Be Delivered
                in Connection with Transfers
                Pursuant to Regulation S . . . . . . . . . . . .
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of October 1, 1997, between Garden State Newspapers, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 8 3/4% Senior Subordinated Notes due 2009, Series A, and 8 3/4% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the 8 3/4% Senior Subordinated Notes due 2009, Series A, pursuant to a registration rights agreement and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company, have been done.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 8 3/4% Senior Subordinated Notes due 2009, Series A and Series B:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "Acquired Debt" with respect to any Person, means (i) Debt of an entity, which entity is acquired by Garden State or any of its Subsidiaries after the date of this Indenture, (ii) Debt assumed which is secured by assets acquired by the Company or any of its Subsidiaries, PROVIDED that the Debt in clauses (i) and (ii) is outstanding at the time of the acquisition of such entity or such assets, is not created in contemplation of such acquisition and, in the case of the acquisition of an entity, is not, directly or indirectly, recourse (including by way of set-off) to Garden State or its Restricted Subsidiaries or any of their respective assets, other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired, or (iii) Refinancings of Debt described in clauses (i) and (ii), PROVIDED that in the case of Debt described in clause (i), the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

          "Adjusted Consolidated Operating Cash Flow" of a Person means the Consolidated Operating Cash Flow of such Person as determined on a consolidated basis in accordance with GAAP, consistently applied, after giving effect to the following: (i) if, during the period in which Consolidated Operating Cash Flow is being calculated, such Person or any of its Subsidiaries completed an Asset Sale, Consolidated Operating Cash Flow for such period shall be reduced by an amount equal to the pro forma Consolidated Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the pro forma Consolidated Operating Cash Flow (if negative) directly attributable thereto for such period; and (ii) if, during the period in which Consolidated Operating Cash Flow is being calculated, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, pro forma Consolidated Operating Cash Flow shall be computed so as to give pro forma effect to the acquisition of such Person or business. Any such pro forma calculation may include (a) any adjustments that would, in the reasonable determination of the Company, set forth in an Officers' Certificate, satisfy the requirements of Rule 11-02(a) of Regulation S-X as if included in a registration statement filed with the SEC, and (b) any other operating expense reductions reasonably expected to result from any acquisition of assets, if such expected reductions are (i) set forth in reasonable detail in an operating plan, and (ii) limited to operating expenses specified in such plan (and, if any such reductions are set forth as a range, the lowest amount of such range) that would otherwise have resulted in the payment of cash within twelve months after the date of consummation of such transaction, net of any operating expenses (other than extraordinary items, non-recurring or temporary charges and other similar one-time expenses) reasonably expected to be incurred to implement such plan or to obtain goods or services (including without limitation personnel, occupancy and newsprint expenses) in replacement of goods and services that are being curtailed or eliminated to result in such expected reductions, and that are to be paid in cash during such twelve-month period, and such Officers' Certificate so states.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing. A lender to such Person or any of its Subsidiaries shall not, as a result of such loan and any credit or similar agreement entered into in connection therewith, be deemed an Affiliate of such Person.

          "Agent" means any Registrar, Paying Agent or Co-Registrar.

          "ANI" means Affiliated Newspapers Investments, Inc., a Delaware corporation, and its successors.

          "ANI Senior Discount Debentures" means ANI's 13 1/4% Senior Discount Debentures due 2006.

          "Asset Sale" means the sale, transfer, lease, assignment, conveyance or other disposition (other than sales of inventory in the ordinary course of business consistent with past practice) by Garden State or its Restricted Subsidiaries of any assets of Garden State other than capital stock of an Unrestricted Subsidiary or of its Restricted Subsidiaries other than capital stock of an Unrestricted Subsidiary, whether owned or outstanding on the date of this Indenture or acquired thereafter, in one or more related transactions, in each case having an aggregate fair market value in excess of $5.0 million. Asset Sale shall include the disposition of (i) any capital stock of any Restricted Subsidiary of Garden State or (ii) all or substantially all of the properties or assets relating to any newspaper or groups of newspapers owned by Garden State or any of its Restricted Subsidiaries, in either case having an aggregate fair market value in excess of $5.0 million.

          "Average Life" means, as of the date of any determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors or other equivalent governing body of such Person.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligation" means any rental obligation that, in accordance with GAAP, is required to be classified and accounted for as a capitalized lease and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due in respect of such obligation.

          "Capital Stock" of any Person means any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) the equity of such Person, including common stock or preferred stock, whether now outstanding or issued after the date of this Indenture, but excluding any debt securities convertible into or exchangeable for such equity.

          "Cash Equivalents" means (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, (ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision having a rating in one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) commercial paper having a rating in one of the two highest rating categories of Moody's Investors Service, Inc., or Standard & Poor's Corporation, (iv) certificates of deposit issued by, bankers' acceptances and deposit accounts of, and time deposits with, commercial banks of recognized standing chartered in the United States of America with capital, surplus and undivided profits aggregating in excess of $500.0 million, (v) agreements to sell or repurchase securities of the kind described in clauses (i) and (ii) above, and (vi) shares of money market funds that invest solely in Permit-ted Investments of the kind described in clauses (i) through (v) above.

          "Change of Control" means the earlier to occur of (i) the Permitted Holders' failure, individually or as a group, to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, of a majority of the outstanding shares of Common Stock or Voting Stock of Garden State, on a fully diluted basis, and
(ii) William Dean Singleton ceasing to be the chief executive officer of Garden State and not being replaced within 90 days by a media executive of comparable experience.

          "Change of Control Date" has the meaning provided in Section 4.15.

          "Change of Control Offer" has the meaning provided in Section 4.16.

          "Change of Control Payment Date" has the meaning provided in
Section 4.16.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture the Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's common stock, whether now outstanding or issued after the date of this Indenture.

          "Company" or "Garden State" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of all cash and non-cash interest expense (including any original issue discount attributable to the issuance of any debt security as part of or with any other security) with respect to all outstanding Debt of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, the interest component of Capitalized Lease Obligations, all capitalized interest, and the interest portion of any deferred payment obligations for such period.

          "Consolidated Net Worth" of any Person means, at any date, all amounts that would, in conformity with GAAP, be included under shareholders' equity on the consolidated balance sheet of such Person as at such date less any amounts attributable to Disqualified Stock.

          "Consolidated Operating Cash Flow" with respect to Garden State for any period means (A) revenues less (B) the sum of (i) cost of sales, (ii) management fees and (iii) selling, general and administrative expenses, in each case, of Garden State and its Restricted Subsidiaries, for such period, determined on a consolidated basis and in accordance with GAAP, PROVIDED that, (x) if any such Restricted Subsidiary is not a Wholly Owned Subsidiary of Garden State, on a fully diluted basis, revenues, cost of sales, management fees and selling, general and administrative expenses of such Restricted Subsidiary and its Restricted Subsidiaries shall be included only to the extent of Garden State's common equity ownership on a fully diluted basis therein and (y) Operating Cash Flow of any Subsidiary shall be excluded if and to the extent that, the declaration of dividends or distribution by that Subsidiary of such Operating Cash Flow is not, at the time, permitted directly or indirectly, by the terms of its charter, or any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to that Subsidiary.

          "Cumulative Credit" means (x) Consolidated Operating Cash Flow of Garden State and its Restricted Subsidiaries from and after the first day of the first full fiscal quarter after the Issue Date to the end of the fiscal quarter immediately preceding the date of the proposed Restricted Payment, or, if such Consolidated Operating Cash Flow for such period is negative, minus the amount by which such Consolidated Operating Cash Flow is negative less (y) 150% of the cumulative Consolidated Interest Expense of Garden State for such period.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Debt" of any Person means, without duplication, (i) the principal in respect of (A) indebtedness of such Person for money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than those payable to government agencies to defer the payment of workers' compensation liabilities, taxes, assessments or other obligations, and provided in the ordinary course of business of such Person); (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business and consistent with past practice); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, other than letters of credit entered into in the ordinary course of business that either are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all Disqualified Stock of such Person (but excluding any accrued dividends thereon); (vi) all obligations of the type referred to in clauses (i) through
(v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property, asset or Capital Stock of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

          "Declaration" has the meaning provided in Section 6.02.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Default Amount" has the meaning provided in Section 6.02.

          "Depository" means, with respect to the Notes issuable or issued in whole or in part as Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

          "Designated Senior Debt" means all obligations of the Company under the Garden State Credit Facility, and any other

Senior Debt permitted hereunder the principal amount of which is $25.0 million or more that has been designated by the Company as Designated Senior Debt.

          "Discharged" has the meaning provided in Section 8.01.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is subject to a mandatory offer to purchase,
(iii) is convertible or exchangeable for Debt or Disqualified Stock or (iv) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the stated maturity of the Notes.

          "Equity Offering" has the meaning provided in paragraph 6 of the Notes.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.17.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Exchange Notes" means the 8 3/4% Senior Subordinated Notes due 2009, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

          "Exchange Offer" has the meaning provided in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning provided in the Registration Rights Agreement.

          "Existing Debt" means Debt of Garden State and its Restricted Subsidiaries (other than the Garden State Credit Facility) outstanding on the date of this Indenture.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "Fairness Condition" has the meaning provided in Section 4.11.

          "Garden State" or the "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "Garden State Credit Facility" means the Credit Agreement among Garden State, the financial institutions named therein and The Bank of New York, as agent thereunder, as amended, substituted, refinanced (including successive refinancings), extended or renewed without restriction as to the new terms contained therein, except as to the total amount outstanding provided under Section 4.12 and as provided in Section 4.17.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as they are in effect on the date of this Indenture.

          "Global Note" when used with respect to any Notes issued hereunder, means a Note which is executed by Garden State and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instructions in accordance with the provisions set forth herein, and pursuant to the request of Garden State, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Notes or any portion thereof, in either case having the same terms.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Debt or other obligation in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "IAI Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Notes" means the 8 3/4% Senior Subordinated Notes due 2009, Series A, of the Company.

          "Initial Purchasers means BT Alex. Brown Incorporated, Goldman, Sachs & Co. and BNY Capital Markets, Inc.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Investment" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded at the time made as accounts receivable on the balance sheet of the Person making such advance or loan), guarantee or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

          "Issue" means to issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

          "Issue Date" means the date on which any Note is originally issued and with respect to any Note issued in transfer, exchange or replacement, means the date of the original issue of the Note to which such transfer, exchange or replacement Note relates.

          "Legal Holiday" has the meaning provided in Section 11.07.

          "Leverage Ratio" means, as of any date, the ratio of (A) total Debt of Garden State and its Restricted Subsidiaries on a consolidated basis as of such date to (B) Trailing Adjusted Consolidated Operating Cash Flow of Garden State as of such date; PROVIDED, HOWEVER, that the Debt of any Restricted Subsidiary (and its Restricted Subsidiaries) that is not a Wholly Owned Subsidiary, on a fully diluted basis, of Garden State shall be included pro-rata only to the extent of Garden State's common equity ownership interest therein, on a fully diluted basis.

          "Lien" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction.)

          "Management Agreement" means the Management Agreement, dated July 1, 1988, between ANI and MediaNews, as the same may be amended, modified or supplemented in accordance with its terms.

          "Maturity Date" means October 1, 2009.

          "MediaNews" or "MNG", means MediaNews Group, Inc. a Delaware corporation, and its successors.

          "MediaNews Technologies" means MediaNews Technologies or MNT, a division of MNG which operates and manages ANI's and its Affiliates' electronic media business.

          "Net Cash Proceeds" from an Asset Sale or issuance of Capital Stock means cash payments received by way of conversion into cash or Cash Equivalents of any note or other obligation received in connection with such Asset Sale or issuance or by way of deferred payment of principal pursuant to, or liquidation of, any note or installment receivable or otherwise (but only as and when received therefrom), in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all income taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale or issuance of Capital Stock.

          "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

          "Notes" means, collectively, the Initial Notes, the Private Exchange Notes, if any, treated as a single class of securities under this Indenture.

          "Obligations" means all obligations for principal, premium, interest (including post-petition interest), penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

          "Offering Memorandum" means the Offering Memorandum dated October 1, 1997 regarding the Notes and any supplement thereto.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "144A Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee complying with the requirements of Sections
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel. Unless otherwise required by the TIA, the legal counsel may be an employee of or counsel to Garden State or the Trustee.

          "Participant" has the meaning provided in Section 2.15.

          "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Articles Three and Eight and Sections 4.16 and 4.17, the Paying Agent shall not be Garden State or a Subsidiary of Garden State.

          "Permitted Business" means the (i) ownership and operation of regional, local and other newspapers, and (ii) other businesses directly related to the Company's newspaper operations, including broadcast, electronic media, and other businesses deriving a majority of its revenue from advertising.

          "Permitted Holders" means each of William Dean Singleton and Richard B. Scudder, members of their families and trusts for the benefit of such Persons.

          "Permitted Intercompany Payments" means (i) payments by the Company to MNG in respect of management fees for services actually rendered to Garden State and determined in a manner consistent with that described in the Offering Memorandum not to exceed $3.5 million for fiscal 1998, and increasing 10% per annum in each fiscal year thereafter and (ii) payment by the Company to MNT in respect of its allocated share of electronic media related expenses.

          "Permitted Investments" means (i) Investments by a Restricted Subsidiary of Garden State in Garden State or a Restricted Subsidiary of Garden State or Investments by Garden State in a Restricted Subsidiary of Garden State, (ii) Investments in cash or Cash Equivalents, (iii) Investments by Garden State or by any of its Restricted Subsidiaries in a Permitted Business, including, but not limited to, joint ventures or other business alliances in the ordinary course of business, provided that the other investors in such joint venture or business alliance are not Affiliates of ANI, (iv) Investments of Garden State and its Restricted Subsidiaries arising as a result of any Asset Sale otherwise complying with the terms of this Indenture, and (v) Other Investments (other than Investments specified in clauses (i) through

(iv) above) in an aggregate amount, as valued at the time each such Investment is made, not exceeding $25.0 million.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Physical Notes" shall have the meaning provided in Section 2.01.

          "Post-Petition Interest" means any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

          "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Preferred Stock of any Person shall include Disqualified Stock of such Person.

          "principal" of any Debt (including the Notes) means the principal amount of such Debt plus the premium, if any, on such Debt.

          "Private Exchange Notes" shall have the meaning provided in the Registration Rights Agreement.

          "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on EXHIBIT A.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act as interpreted by the Company in consultation with its independent certified public accountants.

          "Qualified Capital Stock" shall mean any Capital Stock which is not Disqualified Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

          "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Registrar" has the meaning provided in Section 2.03.

          "Registration Rights Agreement" means the exchange and registration rights agreement dated October 1, 1997 between Garden State and the Initial Purchasers.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Global Note" means a permanent Global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

          "Restricted Investment" means any Investment other than a Permitted Investment.

          "Restricted Note" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an Opin-ion of Counsel with respect to whether any Note constitutes a Restricted Note.

          "Restricted Payment" means (i) any dividend or distribution on or in respect of any shares of Capital Stock of Garden State or any of its Restricted Subsidiaries or to the direct or indirect holders (in their capacities as such) of Capital Stock of Garden State or any of its Restricted Subsidiaries; (ii) the redemption, repurchase, retirement or other acquisition for value of any Capital Stock of Garden State or any of its Restricted Subsidiaries; (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by the Company therein, (iv) any Restricted Investment by Garden State or any Restricted Subsidiary of Garden State, PROVIDED that Restricted Payments shall not include (a) any dividend or distribution declared or paid by any Restricted Subsidiary of Garden State to Garden State or any of its Restricted Subsidiaries, or (b) the redemption, purchase, retirement or other acquisition for value by Garden State or any of its Restricted Subsidiaries of any Capital Stock of Garden State or any of its Restricted Subsidiaries held by Garden State or its Restricted Subsidiaries. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Senior Debt" means all Obligations of Garden State with respect to any Debt, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, Senior Debt shall not include: (i) any Debt of Garden State to any Subsidiary of Garden State; (ii) any Debt to, or guaranteed on behalf of, any Affiliate, director, officer or employee of Garden State or any Restricted Subsidiary (including, without limitation, amounts owed for compensation);

(iii) Debt and other amounts incurred in connection with obtaining goods, materials or services owing to trade creditors; (iv) Disqualified Stock; (v) any liability for federal, state, local or other taxes owed or owing by Garden State; (vi) Debt incurred in violation of the Indenture provisions set forth under Section 4.12; and (vii) Debt which is, by its express terms, junior in right of payment to the Notes.

          "Senior Subordinated Secured Notes" means the Company's
$100,000,000 12% Senior Subordinated Secured Notes due 2004.

          "Significant Subsidiary" means any Restricted Subsidiary of Garden State which at the time of determination either (A) had assets which, as of the date of Garden State's most recent quarterly consolidated balance sheet, constituted at least 5% of Garden State's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or
(B) had revenues for the twelve-month period ending on the date of Garden State's most recent quarterly consolidated statement of income which constituted at least 5% of Garden State's total revenues on a consolidated basis for such period.

          "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

          "Subsidiary" means, with respect to any Person, (i) a corporation the majority of whose Voting Stock, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Survivor" has the meaning provided in Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.03.

          "Trailing" means, at or in respect of any date, the twelve-month period ending on the last day of the month immediately preceding such date for which financial statements are available.

          "Transaction" has the meaning provided in Section 4.11.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in EXHIBIT A, including, without limitation, the Exchange Notes.

          "Unrestricted Subsidiary" means any Subsidiary (including its Subsidiaries) so designated by a Board Resolution adopted by the Board of Directors of the Company in accordance with Section 4.14. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed to be redesignated a Restricted Subsidiary at any time if (a) the Company or any Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Debt of such Unrestricted Subsidiary or any of its Subsidiaries (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Unrestricted Subsidiary or any of its Subsidiaries, (b) a default with respect to any Debt of such Unrestricted Subsidiary or any of its Subsidiaries (including any right which the holders thereof may have to take enforcement action against any of them) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or

(c) such Unrestricted Subsidiary or any of its Subsidiaries incurs Debt pursuant to which the lender has recourse to any of the assets of Garden State or any of its Restricted Subsidiaries.

          "U.S. Government Obligations" means money or direct non-callable obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          "Wholly Owned Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the applicable corporation or another Wholly Owned Subsidiary of the applicable corporation.

SECTION 1.02.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder or a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto. The Private Exchange Notes and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes annexed hereto as EXHIBITS A AND B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A, Notes offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and Notes offered and sold in reliance on Regula-tion S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in EXHIBIT A deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL NOTES").

          All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; PROVIDED, HOWEVER, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $250,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes, (iii) Unrestricted Notes from time to time only in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, and (iv) any addi-tional amounts of Notes in an aggregate principal amount not to exceed $50,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of Notes outstanding at any time may not exceed $300,000,000, except as provided in Sections 2.07 and 2.08.

          Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency, for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Sections

4.15 and 4.16 neither the Company, any Subsidiary of the Company nor any of their Affiliates shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  PAYING AGENT TO HOLD ASSETS IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.16, 4.17 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

SECTION 2.07.  REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company.

SECTION 2.08.  OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.
A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a BONA FIDE purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue; PROVIDED, HOWEVER, that to the extent the Trustee is enjoined from making payments to the Holders, interest will continue to accrue until such time as the Trustee is not so enjoined.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate (other than (i) any Affiliate who is an Affiliate solely on account of his or its ownership of securities of the Company, membership on the Board of Directors of the Company or employment by the Company or any Affiliate of the Company, and (ii) any other Affiliate who is an Affiliate solely on account of his or its relationship with any Person described in clause (i) above, except in any case to the extent such Person is an affiliate as defined in Section 316(a) of the TIA) shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.

SECTION 2.10.  TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

          2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary of the Company), and no one else, shall cancel and, at the written direction of the Company, shall return all Notes surrendered for transfer, exchange, payment or cancellation to the Company. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP NUMBER.

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

SECTION 2.14.  DEPOSIT OF MONEYS.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, or Change of Control Date the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, or Change of Control Date as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, or Change of Control Date as the case may be.

SECTION 2.15.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT C.

          Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following additional provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

           (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or
      (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto;

           (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
      (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and

           (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of
      (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and
      (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note to a QIB:

           (i) the Registrar shall register the transfer of any Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; PROVIDED, HOWEVER, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or
      (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration under the Securities Act provided by Rule 144A;

           (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred; and

           (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

          (e) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                 ARTICLE THREE

                                  REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense) at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or, if the Notes are not listed on a national securities exchange, by lot or on a PRO RATA basis or by such other method as the Trustee shall deem appropriate.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail to each Holder whose Notes are to be redeemed, with a copy to the Trustee. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

               (1)  the Redemption Date;

               (2)  the Redemption Price;

               (3)  the name and address of the Paying Agent;

               (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

               (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

               (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section
3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          On or before 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                 ARTICLE FOUR

                                  COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate set forth in the second paragraph of Paragraph 1 of the Notes.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain the office or agency required under
Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

SECTION 4.03.  CORPORATE EXISTENCE.

          Except as otherwise permitted by Article Five, Garden State shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of Garden State and each such Subsidiary; PROVIDED, HOWEVER, that Garden State shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors or other equivalent governing body of Garden State or such Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of Garden State or any such Subsidiary.

SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

          Garden State shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; PROVIDED, HOWEVER, that Garden State shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by generally accepted accounting principles then in effect or (b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Garden State and its Subsidiaries, taken as a whole.

SECTION 4.05.  MAINTENANCE OF PROPERTIES AND INSURANCE.

          (a) Garden State shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this Section shall prevent Garden State or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the judgment of Garden State or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

          (b) Garden State shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the

Company are adequate and appropriate for the conduct of the business of Garden State and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for companies similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of Garden State and its Subsidiaries, taken as a whole.

SECTION 4.06.  COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) Garden State shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 4.06(a), one of the Officers signing such Officers' Certificate shall be the Chief Financial Officer, the Chief Executive Officer or the President of the Company.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in conducting their audit of such financial statements (which is directed primarily to the expression of their opinion on such financial statements taken as a whole and not toward obtaining knowledge of non-compliance with credit agreements) nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing, (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes or (iii) if the trustee for or the holder of any other evidence of Debt of the Company or any Subsidiary seeks to exercise any remedy with respect to a claimed default, the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action and what action the Company has taken or proposes to take with respect thereto within five Business Days of its occurrence.

SECTION 4.07.  COMPLIANCE WITH LAWS.

          Garden State shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith and by appropriate proceedings and except for such noncompliances as could not in the aggregate be reasonably expected to have a material adverse effect on the financial condition or results of operations of Garden State and its Subsidiaries taken as a whole.

SECTION 4.08.  COMMISSION REPORTS.

          (a) The Company shall file with the Trustee and mail to each holder of Notes, within 15 days after filing with the Commission, copies of the annual, quarterly and current reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          (b) Notwithstanding that the Company is not required by law to remain subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file with the Commission and deliver to the Trustee, and to each holder of Notes such annual, quarterly and current reports which are specified in Section 13 or 15(d) of the Exchange Act.

          (c) In addition, the Company shall, at its cost, deliver to each holder of the Notes quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act.

          (d) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.08 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.09.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.  LIMITATION ON RESTRICTED PAYMENTS.

          Garden State will not, and will not permit any of its Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment; PROVIDED, HOWEVER, that Garden State and its Restricted Subsidiaries may make Restricted Payments so long as at the time of the making of such Restricted Payment and after giving effect thereto:

          (a) no Default or Event of Default shall have occurred or be continuing as a consequence thereof;

          (b) immediately after giving effect to such Restricted Payment, Garden State would have been permitted to incur $1.00 of additional Debt pursuant to the terms of the first paragraph under Section 4.12 hereof; and

          (c) the aggregate amount expended by Garden State and its Restricted Subsidiaries in connection with all Restricted Payments made subsequent to the Issue Date shall not exceed the sum of (i) Garden State's Cumulative Credit (or, in the event such aggregate Cumulative Credit shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) from the Issue Date; (ii) 100% of the Net Cash Proceeds received by Garden State from any Person (other than a Subsidiary of Garden State) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of Garden State (excluding (A) Qualified Capital Stock made as a distribution on any Capital Stock or as interest on any Debt and (B) any such Net Cash Proceeds from issuances and sales of Qualified Capital Stock, where the purchase is financed directly or indirectly using funds borrowed from Garden State or any Subsidiary of Garden State); (iii) 100% of the Net Cash Proceeds received by Garden State from the exercise of options or warrants on Qualified Capital Stock of Garden State since the Issue Date (other than from a Subsidiary of Garden State); (iv) 100% of the Net Cash Proceeds received by Garden State from the conversion into Qualified Capital Stock of convertible Debt or convertible Preferred Stock issued and sold since the Issue Date (other than from a Subsidiary of Garden State); (v) 100% of the aggregate net proceeds of any (a) sale or other disposition of Restricted Investments (which Investment was made after the Issue Date) made by the Company or a Restricted Subsidiary of the Company, (b) dividends, whether liquidating or otherwise, from, or the sale of capital stock of, an Unrestricted Subsidiary, or (c) dividends, whether liquidating or otherwise, from Restricted Investments; and (vi) $40.0 million.

          Notwithstanding the foregoing, this restriction will not prevent
(A) the payment of any dividend within 60 days after the date of declaration if the dividend would have been permitted on the date of declaration; (B) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the acquisition of Capital Stock of Garden State which is funded either by the exchange of shares of Qualified Capital Stock of Garden State or from the Net Cash Proceeds of the substantially concurrent sale for cash of shares of Qualified Capital Stock of Garden State (other than to a Subsidiary of Garden State) which amount shall not then be included in
(c)(ii) of the immediately preceding paragraph; (C) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, the purchase for value of shares of Capital Stock or warrants, options or other rights to acquire Capital Stock held by directors, officers of employees of Garden State upon death, disability, retirement or termination of employment in an aggregate amount not to exceed $3.0 million in any twelve-month period; and (D) so long as no Default or Event of Default shall have occurred or be continuing or shall occur as a consequence thereof, and immediately after giving effect to such Restricted Payment, Garden State would have been permitted to incur at least $1.00 of additional Debt pursuant to the terms of the first paragraph under Section 4.12, the redemption, purchase or retirement by Garden State of the ANI Senior Discount Debentures or the payment of dividends to ANI in an amount sufficient to allow ANI to redeem, repurchase, or retire the ANI Senior Discount Debentures, PROVIDED, in each such case, the proceeds are forthwith so used.

SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          Garden State will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (or series of related transactions) (each a "Transaction") with any Affiliate of Garden State or any Unrestricted Subsidiary of Garden State, including, without limitation, any sale, purchase, lease or loan or any other direct or indirect payment, transfer or other disposition of assets, property or services, unless (a) such Transaction is on terms no less favorable to Garden State or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an independent third party (the "Fairness Condition") and (b) prior to effecting such Transaction, Garden State shall deliver to the Trustee (i) with respect to any Transaction involving aggregate consideration in excess of $1.0 million, an officers' certificate certifying that a majority of the disinterested members of the Board of Directors of Garden State has approved such Transaction and has determined that the terms of such Transaction satisfy the Fairness Condition and (ii) in addition, with respect to any Transaction involving (x) aggregate consideration in excess of $1.0 million in which there are no disinterested directors or (y) aggregate consideration in excess of $10.0 million, a written opinion from a nationally recognized investment banking firm stating that the terms of such

Transaction satisfy the Fairness Condition or are fair to Garden State or such Restricted Subsidiary from a financial point of view. Clause (b)(ii)(y) shall not apply to purchases of newsprint in the ordinary course of business by Garden State and its Restricted Subsidiaries from Affiliates of Garden State or of its Restricted Subsidiaries. Notwithstanding the foregoing, this provision will not apply to (A) any Transaction between Garden State and a Restricted Subsidiary of Garden State, or between Restricted Subsidiaries of Garden State (provided that in the case of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, no affiliate of Garden State is a direct or indirect investor in such Subsidiary other than through Garden State), and any transaction, in the ordinary course of business, between Garden State and its Restricted Subsidiaries, on the one hand, and Denver Newspapers or its wholly owned Subsidiaries (as long as Denver Newspapers is a Subsidiary of ANI), on the other hand, (B) the making of Permitted Investments, (C) the making of Restricted Payments in accordance with
Section 4.10, and (D) the making of Permitted Intercompany Payments. In connection with this covenant, any determination regarding whether a director is "disinterested" will be made on the basis of whether such director has, among other things, a personal stake in the business or transactions requiring any such determination to be made.

SECTION 4.12.  LIMITATION ON ADDITIONAL DEBT.

          Garden State and its Restricted Subsidiaries may not, directly or indirectly, Issue (including through any merger or consolidation to which Garden State or such Restricted Subsidiary is a party) any Debt, except that Garden State and/or its Restricted Subsidiaries may Issue Debt if (i) no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such issuance and (ii) at the time such Debt is so Issued and after giving effect thereto and to the application of the net proceeds therefrom, the Leverage Ratio of Garden State shall not be greater than 6.75 to 1, if such Debt is Issued on or prior to December 31, 1999, 6.25 to 1, if such Debt is Issued after December 31, 1999, but on or prior to December 31, 2001, and 6.0 to 1 if such Debt is Issued thereafter.

          The limitations set forth in the immediately preceding paragraph will not apply to: (i) the Notes; (ii) Existing Debt; (iii) Debt under the Garden State Credit Facility, PROVIDED that the aggregate amount of such Debt does not, at any time, exceed $350.0 million, less any prepayments or scheduled payments actually made thereunder (to the extent, in the case of prepayments on revolving credit indebtedness, that the corresponding commitments have been permanently reduced); (iv) Debt owing from or to Garden State and its Restricted Subsidiaries, PROVIDED that any Debt owing from Garden State to its Restricted Subsidiaries is subordinated to the Notes; (v) other Debt issued hereafter not to exceed in the aggregate $40 million at any one time outstanding; (vi) Debt in respect of Capitalized Lease Obligations not to exceed in the aggregate $25.0 million at any one time outstanding (including those outstanding on the Issue Date); (vii) Acquired Debt; and
(viii) any extension, renewal or replacement of the Debt described in clauses
(i) and (ii) above, PROVIDED that (a) the aggregate principal amount of Debt so issued (or, if such Debt is issued at a price less than the principal amount thereof, the original issue price) shall not exceed the aggregate principal amount of the Debt being extended, renewed or replaced, (b) any Debt so issued shall not mature prior to the stated maturity of the Debt being extended, renewed or replaced, and (c) the Debt so issued shall not have an Average Life less than the remaining Average Life of the Debt to be extended, renewed or replaced.

SECTION 4.13.  LIMITATION ON DIVIDEND AND OTHER
               PAYMENT RESTRICTIONS AFFECTING
               RESTRICTED SUBSIDIARIES.

          Garden State will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Garden State to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to Garden State or a Restricted Subsidiary of Garden State, (ii) make loans or advances to Garden State or a Restricted Subsidiary of Garden State or (iii) transfer any of its properties or assets to Garden State, except for encumbrances or restrictions existing under or by reason of (A) applicable law or provisions in effect on the Issue Date, (B) the Indenture, (C) agreements existing on the Issue Date,
(D) the Garden State Credit Facility, the Senior Subordinated Secured Notes or the Notes, (E) customary non-assignment provisions of any lease governing a leasehold interest of Garden State or a Restricted Subsidiary of Garden State or
(F) any instrument governing or evidencing Acquired Debt of a Person at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired, PROVIDED that such Debt, and such encumbrance or restriction, is not incurred in connection with, or in contemplation of, such acquisition or (G) any encumbrances or restrictions contained in any Debt governing any refinancings of the Debt described in clause (C), PROVIDED that the encumbrances and restrictions contained in any such refinancing agreement or amendment, supplement or other modification are not materially less favorable to the Noteholders than encumbrances and restrictions contained in such agreements.

SECTION 4.14.  LIMITATION ON RESTRICTED AND
               UNRESTRICTED SUBSIDIARIES.

          The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation is at that time permitted under Section 4.10. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of Debt, if any, of such redesignated Subsidiary for purposes of Section 4.12 above; and (ii) unless such redesignated Restricted Subsidiary shall not have any Debt outstanding (other than Debt which would be permitted under Section 4.12), no such designation shall be permitted if immediately after giving effect to such redesignation and the Incurrence of any such Debt, the Company could not incur $1.00 of additional Debt pursuant to the first paragraph of Section 4.12. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution of the Company's Board of Directors giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

          Subsidiaries that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to include a designation of all of the Subsidiaries of such Unrestricted Subsidiary as Unrestricted Subsidiaries. As of the date of this Indenture, there are no Unrestricted Subsidiaries.

SECTION 4.15.  LIMITATION ON SENIOR SUBORDINATED DEBT.

          The Company will not, directly or indirectly, become liable, contingently or otherwise, with respect to any Debt that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Notes.

SECTION 4.16.  CHANGE OF CONTROL.

          (a) In the event of a Change of Control, Garden State shall be obligated to make an offer to repurchase all or a portion of the outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          (b)  Prior to the repurchase of the Notes, Garden State shall
(i) repay in full all Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full all such Debt and to repay the Debt owed to each holder of such Debt which has accepted such offer, or (ii) obtain the requisite consents under such Senior Debt to permit the repurchase of the Notes as provided below. Garden State shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 4.16. Within 10 Business Days after the date upon which the Change of Control occurs (the "Change of Control Date") requiring Garden State to make a Change of Control Offer pursuant to this
Section 4.16 and the conditions set forth in the preceding sentence are satisfied, Garden State shall so notify the Trustee.

          (c) The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender (or cause to be transferred by book-entry) Notes pursuant to the Change of Control Offer. Within 30 Business Days following any Change of Control Date, Garden State shall send, by first class mail, a notice to each Holder of Notes as of the Change of Control Date, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

          (1)  that the Change of Control Offer is being made pursuant to this
     Section 4.16 and that all Notes tendered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that Holders whose Notes are purchased only in part will be issued (by book-entry) new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall
(i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee (or, in the case of a book-entry transfer, evidence satisfactory to the Trustee of such Notes) Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders (or cause to be transferred by book-entry) new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any
Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

SECTION 4.17.  LIMITATION ON SALES OF ASSETS.

          Garden State and its Restricted Subsidiaries may not, directly or indirectly, consummate any Asset Sale unless: (a) at least 85% of the consideration therefor received by Garden State or such Restricted Subsidiary shall be in the form of cash or Cash Equivalents, PROVIDED, that the amount of
(i) any liabilities (as shown on Garden State's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Garden State or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets shall be excluded from such calculation and
(ii) any notes or other obligations received by Garden State or any such Restricted Subsidiary from such transferee that are immediately converted by Garden State or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed, to the extent of cash so received, to be cash for purposes of this provision; (b) Garden State or such Restricted Subsidiary shall have received consideration in such Asset Sale at least equal to the fair market value of the assets sold in such Asset Sale (as determined in good faith by the Board of Directors of Garden State); and (c) such Asset Sale is approved in writing by the Board of Directors of Garden State; PROVIDED, however, that clause (a) shall not apply to the extent an Asset Sale consists of the exchange of one or more newspapers for another newspaper.

          Garden State will, and will cause each such Restricted Subsidiary to, commit to apply the Net Cash Proceeds from any such Asset Sale within 270 days of receipt thereof, and will, and will cause such Restricted Subsidiary to, apply such Net Cash Proceeds within 360 days of receipt thereof to
(i) reinvestment by Garden State or such Restricted Subsidiary in property or assets to be employed in a Permitted Business, (ii) the permanent repayment of Debt (including premium) of Garden State or its Restricted Subsidiaries that is held by a person other than a Restricted Subsidiary or Affiliate of Garden State, or (iii) the repurchase of Notes tendered as described in the immediately succeeding paragraph. Any Net Cash Proceeds from Asset Sales that are not applied as provided in clause (i) or
(ii) of the preceding sentence shall constitute "Excess Proceeds."

          In the event Garden State or any Restricted Subsidiary shall have received any Excess Proceeds, Garden State will make an offer to all holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds, at an offer price, in cash in an amount equal to 100% of the outstanding principal amount thereof, plus the accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate principal amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, Garden State may use such excess for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Notwithstanding the foregoing, if after applying any Net Cash Proceeds received from Assets Sales in accordance with clause (ii) of the immediately preceding paragraph, Excess Proceeds are less than $10.0 million, the application of such Excess Proceeds to repurchase the Notes may be deferred until such time as such Excess Proceeds are at least equal to $10.0 million, at which time Garden State or such Restricted Subsidiary shall apply all such Excess Proceeds to repurchase the Notes.

          In the event the repurchase of the Notes with Excess Proceeds constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at the time it is required, Garden State will be required to comply with Rule 14e-1 as then in effect with respect to such repurchase.

SECTION 4.18.  LIMITATION ON LIENS SECURING CERTAIN DEBT.

          Garden State will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens to secure any Debt of Garden State which is PARI PASSU with or subordinate in right of payment to the Notes, other than Liens existing on the date hereof with respect to the Senior Subordinated Secured Notes, unless the

Notes are secured equally and ratably with such Debt (but on a senior basis if such other Debt is subordinate to the Notes) as long as such Debt is so secured.

SECTION 4.19.  LIMITATION ON BUSINESS.

          Garden State will not and will not permit any of its Restricted Subsidiaries to, engage in any business other than in the Permitted Business.

SECTION 4.20.  INVESTMENT COMPANY ACT.

          Garden State will not take any action that would require it or any of its Restricted Subsidiaries to register as an investment company under the Investment Company Act of 1940.

                                 ARTICLE FIVE

                            SUCCESSOR CORPORATION

SECTION 5.01.  WHEN COMPANY MAY MERGE, ETC.

          (a) Garden State shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt any plan of liquidation, unless:

          (1) either Garden State shall be the survivor of such merger or consolidation or the surviving Person (the "Survivor") is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia.

          (2) such Survivor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee on or prior to the consummation of such transaction, in a form satisfactory to the Trustee, all the obligations of Garden State under the Notes and this Indenture;

          (3) immediately after giving effect to such transaction (including any Debt incurred or anticipated to be incurred in connection with such transaction) on a pro forma basis as if such transaction and the incurrence of any such Debt had occurred at the beginning of the four-quarter period immediately preceding such transaction, the Survivor or Garden State, as the case may be, would have been permitted to incur $1.00 of additional Debt in compliance with Section 4.12;

          (4) immediately after giving effect to such transaction (including any Debt incurred or anticipated to be incurred in connection with such transaction) no Default or Event of Default shall have occurred and be continuing;

          (5) the Survivor will have Consolidated Net Worth immediately after giving effect to the transaction (including any Debt incurred or anticipated to be incurred in connection with such transaction), equal to or greater than the Consolidated Net Worth of Garden State immediately prior to the transaction; and

          (6) Garden State has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such supplemental indenture comply with this Article Five, that the Survivor (if other than the Company) agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of Garden State, the Capital Stock of which constitutes all or substantially all of the properties and assets of Garden State, shall be deemed to be the transfer of all or substantially all of the properties and assets of Garden State.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any transfer of assets in accordance with Section 5.01, the successor Person formed by such consolidation or into which Garden State is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, Garden State under this Indenture with the same effect as if such successor Person had been named as Garden State herein. When a successor corporation assumes all of the obligations of Garden State hereunder and under the Notes and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                 ARTICLE SIX

                             DEFAULT AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" occurs if:

          (1) Garden State defaults in the payment of interest on any Notes when the same becomes due and payable and such Default continues for a period of 30 days (whether or not such payment shall be prohibited by Article Ten);

          (2) Garden State defaults in the payment of the stated principal amount of, or premium on, if any, any Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, or pursuant to a Change of Control Offer or an Asset Sale (whether or not such payment shall be prohibited by Article Ten);

          (3) Garden State fails to observe or perform (a) any covenant or agreement contained in Section 4.10, 4.12, 4.14, 4.15, 4.17, 4.18 or 5.01
     of this Indenture, or (b) any other covenant or agreement contained in the Notes or this Indenture, and, in each case, the Default continues for the period and after the notice specified below;

          (4) failure to pay at final maturity (after any stated grace period) the principal of and interest on one or more classes of Debt of Garden State or any of its Restricted Subsidiaries, whether such Debt is outstanding on the Issue Date or thereafter incurred having, individually or in the aggregate, an outstanding principal amount exceeding $10.0 million or more or any Debt having, individually or in the aggregate, an outstanding principal amount exceeding $10.0 million is declared due and payable prior to the stated maturity;

          (5) one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against ANI or any of its Significant Subsidiaries and such judgments remain discharged or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable and after notice specified below;

          (6) Garden State or any Significant Subsidiary (A) admits in writing its inability to pay its debts gen-erally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; and

          (7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of Garden State or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall
     (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of Garden State or any Significant Subsidiary, (B) appoint a Custodian of Garden State or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

          A Default under clause (3) above (other than in the case of any Default under Section 5.01, which Default shall be an Event of Default with the notice specified in this paragraph but without the passage of time specified in this paragraph) is not an Event of Default until the Trustee notifies Garden State, or the Holders of at least 25% in principal amount of the outstanding Notes notify Garden State and the Trustee of the Default, and Garden State does not cure the Default within (i) in the case of clause 3(a) above (except in the case of Section 5.01 hereof), 30 days, and (ii) in the case of clause 3(b) above, 45 days, in each case after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding. A Default under clause (5) above shall be an Event of Default with the notice specified in this paragraph but without the passage of time referred to in this paragraph.

SECTION 6.02.  ACCELERATION.

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the

Company) occurs and is continuing and has not been waived pursuant to Section 6.04, the Trustee may, by notice to Garden State, or the Holders of at least 25% in principal amount of the Notes then outstanding, by written notice to Garden State and the Trustee, and the Trustee shall, upon the request of such Holders, declare (a "Declaration") the aggregate principal amount of the Notes outstanding, together with accrued but unpaid interest thereon to the date of payment, to be due and payable (the "Default Amount") and, upon any such declaration, the same shall become and be due and payable; PROVIDED, HOWEVER, that in the event there shall be any amounts outstanding under the Garden State Credit Facility, the Default Amount shall not become due and payable until the earlier to occur of either (x) an acceleration, or a failure to pay at final maturity, under the Garden State Credit Facility, or
(y) five Business Days after the notice has been sent to Garden State and each of the Representatives under the Garden State Credit Facility (if it is then outstanding) unless no Events of Default shall be then continuing; and PROVIDED, FURTHER, HOWEVER, that the Trustee shall be under no obligation to follow any request of any of the Holders unless such Holders shall have offered to the Trustee, after request by the Trustee, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (b) If an Event of Default specified in Section 6.01(6) or (7) occurs with respect to Garden State, the Default Amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

          (c) Upon payment of the Default Amount all of Garden State's obligations under the Notes and this Indenture, other than obligations under
Section 7.07, shall terminate. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may rescind a Declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the non-payment of the principal and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) Garden State has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and ad-vances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 6.01(4), the Trustee shall have received an Officers' Certificate and an opinion of Counsel that such Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

SECTION 6.05.  CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.  LIMITATION ON SUITS.

          A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee notice of a continuing Event of Default;

          (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3) such Holders offer to the Trustee reasonable indemnity against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity; and

          (5) during such 45-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Garden State for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders, allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under Section 7.07;

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Fourth: to Garden State or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to Garden State, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                ARTICLE SEVEN

                                   TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01.  DUTIES OF TRUSTEE.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

     Subject to Section 7.01:

          (a) The Trustee may rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection (provided such counsel is reasonably acceptable to the Company) and may require an Officers' Certificate or an opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of such counsel or on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

     Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company request or Company order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the notes and this Indenture.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each October 1 beginning with the October 1 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such October 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

     A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all tax obligations imposed on the Trustee related to this Indenture and all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

     The Company shall indemnify each of the Trustee and any predecessor Trustee and their respective agents, employees, stockholders and directors for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel, provided that counsel selected by the Company shall be the sole counsel of record in any judicial or arbitral proceeding. The Company need not pay for any settlement made without its written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly ap-point a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                ARTICLE EIGHT

               SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture shall cease to be of further effect (except that Garden State's obligations under Sections 7.07, 8.04 and 8.05 shall survive the effect of this Article Eight) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation.

          In addition, at Garden State's option, either (a) Garden State shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes ("legal defeasance"), except for certain obligations, including those with respect to the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes, at any time after the applicable conditions set forth below have been satisfied or (b) Garden State shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.08, 4.10 through 4.20 and 5.01 ("covenant defeasance") at any time after the applicable conditions set forth below have been satisfied:

          (1) The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (i) money in an amount, or (ii) U.S. Legal Tender or U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one business day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and interest on the outstanding Notes on the dates such installments of interest or principal are due; PROVIDED that no deposits made pursuant to this Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; PROVIDED, further, that no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940.

          (2) No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (3) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and in the same manner and at the same times as would have been the case if such option had not been exercised, and, accompanied by a ruling to that effect received from or published by the Internal Revenue Service, (ii) all conditions precedent to the Discharge pursuant to this Section 8.01 have been complied with, together with an Officers' Certificate to such effect and (iii) the trust funds deposited pursuant to clause (1) above will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (4) The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07 hereof; and

          (5) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that such legal defeasance or covenant defeasance shall not result in a breach or violation of or constitute a Default under this Indenture, or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

          (7) the Company delivers to the Trustee an Opinion of Counsel to the effect that the Noteholder has a perfected security interest under applicable law in the U.S. Government Obligations so deposited;

          (8) in the case of legal defeasance, the Company delivers to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholder will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (9) in the case of covenant defeasance, the Company delivers to the Trustee an Opinion of Counsel confirming that the Noteholder will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (10) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

          Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (1)(iii), (2), (3), (5), (6) and (7) need not be satisfied so long as, at the time Garden State makes the deposit described in paragraph (1), (i) no default under Section 6.01(1), 6.01(2), 6.01(3), 6.01(6) or 6.01(7) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 proving for redemption of all the Notes 30 days after such mailing and the provisions of Article Three with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Notes will occur within 30 days. If the conditions of the preceding sentence are satisfied, Garden State shall be deemed to have exercised its covenant defeasance option.

          Before or after a deposit, Garden State may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article Three.

          "Discharged" means that Garden State shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of Garden State, shall execute proper instruments acknowledging the same), except (i) the rights of the Holders of Notes to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on such Notes when such payments are due, (ii) Garden State's obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07 and 7.08 and (iii) the
rights, powers, trusts, duties and immunities of the Trustee hereunder.

SECTION 8.02.  ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

          Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied, (ii) Garden State has paid or caused to be paid all other sums payable hereunder by Garden State and (iii) Garden State has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of Garden State's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust, money, U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Legal Tender and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and accrued and unpaid interest on the Notes.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.04.  REPAYMENT TO THE COMPANY.

          The Trustee and the Paying Agent shall promptly pay to Garden State any money held by them for the payment of principal or interest that remains unclaimed for one year; PROVIDED, HOWEVER, that the Trustee or such Paying Agent may, at the expense of Garden State, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Garden State. After payment to Garden State, Holders entitled to the money must look to Garden State for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such money shall cease.

SECTION 8.05.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Garden State's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if Garden State has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, Garden State shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

          The Company, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency; PROVIDED that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2)  to comply with Article Five;

          (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

          (4) to make any other change that does not adversely affect in any material respect the rights of any Noteholders hereunder;

PROVIDED that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.  WITH CONSENT OF HOLDERS.

          Subject to Section 6.07, Garden State, when authorized by a Board Resolution, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by Garden State with any provision of this Indenture or the Notes without notice to any other Noteholder. No amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

          (1) change the stated maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

          (2) reduce the percentage in principal amount of the outstanding Notes, the consent of the Holders of which is required for any supplemental indenture or the consent of such Holders is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

          (3) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of covenants, except to increase any such percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby;

          (4) waive a default in the payment of the principal of or interest on any Note or modify or waive the Company's obligation to repurchase Notes under Section 4.16 or 4.17;

          (5) except as otherwise permitted by the covenants contained in Article Five, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

          (6)  make any change in this Section 9.02 or Section 6.04 or 6.07; or

          (7) change the time at which any Note must be redeemed or repaid in accordance with the terms of this Indenture and the Notes.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, Garden State shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Garden State to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.  COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; PROVIDED that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01. NOTES SUBORDINATED TO SENIOR DEBT.

          The Company covenants and agrees and the Trustee and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Ten; and the Trustee and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Notes.

SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any payment or distribution of assets to creditors of Garden State upon any dissolution or winding up or total or partial liquidation or reorganization of Garden State whether voluntary or involuntary or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Garden State or its property, in an assignment for the benefit of creditors or any marshalling of Garden State's assets and liabilities:

          (a) the holders of Senior Debt of Garden State will first be entitled to receive payment in full in cash of all Ob-ligations due in respect of such Senior Debt (including interest accruing after or which would accrue but for the occurrence of the commencement of any such proceeding, at the rate specified in the applicable Senior Debt whether or not such interest is an allowable claim in any such proceeding) before any payment or distribution is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise; and

          (b) until all obligations with respect to Senior Debt of Garden State (as provided in clause (a) above) are paid in full in cash, any distribution to which the Holders of the Notes otherwise would be entitled but for this Article Ten shall be made to the holders of Senior Debt, except that Holders of the Notes may receive securities that are subordinated at least to the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt ("subordinated securities").

          For purposes of this Article Ten, a distribution may consist of cash, Cash Equivalents, securities or other property, by set-off or otherwise.

          The consolidation of Garden State with, or the merger of Garden State into, another corporation or the liquidation or dissolution of Garden State following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 10.02 if the Survivor complies with the conditions set forth in Article Five hereof.

SECTION 10.03. DEFAULT ON SENIOR DEBT.

          (a) Upon the final maturity of any Senior Debt by lapse of time, acceleration or otherwise, all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for in cash or Cash Equivalents or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by Garden State or any person acting on behalf of Garden State of the principal, premium, if any, or interest on the Notes.

          (b) Garden State may not make any payment upon or distribution in respect of the Notes or acquire any of the Notes for cash or property or otherwise (except in or for such subordinated securities) if (i) a default in the payment of the principal, premium, if any, or interest on Senior Debt occurs and is continuing beyond any applicable period of grace (whether upon maturity, at a date fixed for prepayment, as a result of acceleration or otherwise) (a "payment default") or (ii) any other default occurs and is continuing (or if such an event of default would occur upon any payment with respect to the Notes or would arise upon the passage of time as a result of such payment) with respect to any Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a "nonpayment default") and, in either case, the Trustee receives a notice of such non-payment default (a "payment blockage notice") from the holders, or from the trustee, agent or other representative of the holders, of any such Designated Senior Debt.

          (c) Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived, and
(ii) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable payment blockage notice is received, unless the maturity of any Designated Senior Debt has been accelerated (with respect to a non-payment default such period of time shall be hereinafter referred to as a "payment blockage period"). No payment blockage period may be commenced within 360 days after receipt by the Trustee of any prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage period to the Trustee shall be made the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of not less than 180 days and all scheduled payments of principal, premium, if any, and interest then due and payable on the Notes shall have been made.

SECTION 10.04. NO SUSPENSION OF REMEDIES.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 hereof or to pursue any other rights or remedies hereunder or under applicable law; PROVIDED, HOWEVER, that all Senior Debt of the Company then due and payable, or which thereafter is declared to be, or shall otherwise become, due and payable, pursuant to its terms (whether by acceleration or otherwise) shall first be paid in full in cash or Cash Equivalents before the Holders or the Trustee are entitled to receive any payment from Garden State of principal, premium, if any, or interest on the Notes. If payment of the Notes is accelerated because of an Event of Default, Garden State shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05. WHEN DISTRIBUTIONS MUST BE PAID OVER.

          In the event that the Trustee or any Noteholder receives any payment of any Obligations with respect to the Notes at a time when a Trustee or such Noteholder has actual knowledge such payment is prohibited by Section 10.02 or
10.03 hereof, such payment shall be held by the Trustee or such Noteholder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          If a distribution is made to the Trustee or any Noteholder that because of this Article Ten should not have been made to it, the Trustee or such Noteholder who receives the distribution, upon notice that such distribution should not have been made, shall hold it in trust for the benefit of, and, upon written request, pay it over to, the holders of Senior Debt as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Noteholders or the Company or any other person money or assets to which any holders of Senior

Debt shall be entitled by virtue of this Article Ten, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

SECTION 10.06. NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt provided in this Article Ten.

SECTION 10.07. SUBROGATION.

          After all Senior Debt is paid in full and until the Notes are paid in full, Noteholders shall be subrogated (equally and ratably with all other Debt PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Noteholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on the Senior Debt.

SECTION 10.08. RELATIVE RIGHTS.

          This Article Ten defines the relative rights of Noteholders and holders of Senior Debt. Nothing in the Indenture shall:

          (a) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (b) affect the relative rights of Noteholders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (c) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Noteholders.

          If the Company fails because of this Article to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Noteholders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Notes unless a Trust Officer of the Trustee shall have received at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the term of this Indenture pending judicial determination as to the rights of such person to receive such payment. Nothing in this Article
Ten shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.

SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Noteholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 10.13.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the Trustee in bankruptcy, liquidating trustee, Custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment, or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                               ARTICLE ELEVEN

                               MISCELLANEOUS

SECTION 11.01. TIA CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          Garden State Newspapers, Inc.
          1560 Broadway, Suite 1450
          Denver, Colorado  80202
          Attention: Chief Financial Officer

          with a copy to:

          Verner, Liipfert, Bernhard,
            McPherson and Hand
          901 North West 15th Street, Suite 700
          Washington, D.C.  20005-2301
          Attention: Roy G. Bowman, Esq.

          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 21W
          New York, New York  10286
          Attention: Corporate Trust Trustee Administration

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) cal-endar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given whether or not the addressee receives it.

SECTION 11.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. LEGAL HOLIDAYS.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. GOVERNING LAW.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of Garden State or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.11. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. SEVERABILITY.

          In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                       GARDEN STATE NEWSPAPERS, INC.


                                       By:
                                          --------------------------------
                                          Name:
                                          Title:



                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT A

                           [FORM OF SERIES A NOTE]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a) (1),
(2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNIHSED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS S PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144A PROMULATED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECUIRTY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQURIEMENTS OF THE SECURIITES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       CUSIP No.

                           GARDEN STATE NEWSPAPERS, INC.

               8 3/4% Senior Subordinated Note due 2009, Series A

No.                                                                      $

          GARDEN STATE NEWSPAPERS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to CEDE & CO. or registered assigns, the
principal sum of      Dollars, on October 1, 2009.

          Interest Payment Dates:  April 1 and October 1

          Record Dates:  March 15 and September 15

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                   GARDEN STATE NEWSPAPERS, INC.

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   By:
                                      --------------------------------------
                                      Name:
                                      Title:


Trustee's Certificate of Authentication

          This is one of the 8 3/4% Senior Subordinated Notes due 2009, Series A, referred to in the within-mentioned Indenture.

Dated:  October 1, 1997

                                   THE BANK OF NEW YORK, as Trustee


                                   By:
                                      --------------------------------------
                                       Authorized Signatory

                                (REVERSE OF NOTE)

               8 3/4% Senior Subordinated Note due 2009, Series A

          1. INTEREST. GARDEN STATE NEWSPAPERS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of this Note. The Company will pay interest semi-annually in arrears on each April 1 and October 1 (each, an "Interest Payment Date") and at stated maturity, commencing on April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods).

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

          4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 1, 1997 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 8 3/4% Senior Subordinated Notes due 2009, Series A (the "Initial Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, which may be issued under the Indenture. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

          5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          6. (a) OPTIONAL REDEMPTION. The Notes will be redeemable at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2002 at the following redemption prices (expressed as a percentage of principal amount), if redeemed during the twelve-month period commencing on October 1 of each year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

                             Year                Percentage
                             ----                ----------
                    2002 . . . . . . . . . . .    104.375%
                    2003 . . . . . . . . . . .    102.917%
                    2004 . . . . . . . . . . .    101.458%
                    2005 and thereafter. . . .    100.000%

          (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem (the "Equity Proceeds Offer") up to 35% of the aggregate principal amount of Notes issued under the Indenture as original issue Notes at a redemption price of 108.75% of the aggre-gate principal amount of Notes to be redeemed, plus accrued and unpaid interest, to such redemption date; PROVIDED that at least $162.500 million in aggregate principal amount of Notes remains outstanding immediately after any such redemption.

          As used in the preceding paragraph, "Equity Offering" means the issuance and sale of Qualified Capital Stock of the Company.

          7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and only right of the Holders of such Notes will be to receive the payment of the Redemption Price.

          8. CHANGE OF CONTROL OFFER. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

          9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          11. UNCLAIMED MONEY. If money for the payment of principal or interest or premium, if any, remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

          13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

          20. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Series A Note for a 8 3/4% Senior Subordinated Note due 2009, Series B, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holder shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          24. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
GARDEN STATE NEWSPAPERS, INC., 1560 Broadway Suite 1450, Denver, Colorado 80202, Attention: Chief Financial Officer.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------

------------------------------------------------------------------------------
                  (please print or type name and address)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:
      ---------------------   ------------------------------------------------
                              NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at
the date of the transfer) and (ii) October [   ], 1999 the undersigned
confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                       [CHECK ONE]

(1) ____ to the Company or a Subsidiary thereof; or

(2) ___   pursuant to and in compliance with Rule 144A under the Securities Act;
          or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___ pursuant to an effective registration statement under the Securities Act; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate"):

     / /  The transferee is an Affiliate of the Company.

     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Note, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

     If none of the foregoing items is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated: _________________      Signed:_________________________
                                     (Sign exactly as name
                                      appears on the other side
                                      of this Note)

Signature Guarantee:__________________________________________
                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ______________________     _____________________________
                                  NOTICE:  To be executed by an
                                           executive officer
Signature Guarantee:___________________________________________

                    OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ] Section 4.17 [      ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $_____________

Dated: _________________      Your Signature:_________________________
                                             (Sign exactly as your name
                                             appears on the other side
                                             of this Note)

Signature Guarantee:__________________________________________
                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                     EXHIBIT B

                                                                     CUSIP NO.

                        GARDEN STATE NEWSPAPERS, INC.
              8 3/4% Senior Subordinated Note due 2009, Series B

No.                                                         $

     GARDEN STATE NEWSPAPERS, INC., a Delaware corporation (the "Company"), for value received, promises to pay to ______________________________ or registered assigns, the principal sum of ______________ Dollars, on October 1, 2009.

     Interest Payment Dates:  April 1 and October 1

     Record Dates:  March 15 and September 15

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        GARDEN STATE NEWSPAPERS, INC.


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

Trustee's Certificate of Authentication

     This is one of the 8 3/4% Senior Subordinated Notes due 2009, Series B referred to in the within-mentioned Indenture.

Dated:  October 1, 1997

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           ------------------------------
                                                Authorized Signatory

                             (REVERSE OF NOTE)

            8 3/4% Senior Subordinated Note due 2009, Series B

     1.  INTEREST.  GARDEN STATE NEWSPAPERS, INC., a Delaware corporation
(the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of this Note. The Company will pay interest semi-annually in arrears on each April 1 and October 1 (each, an "Interest Payment Date") and at stated maturity, commencing on April 1, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods).

     2.  METHOD OF PAYMENT.  The Company shall pay interest on the Notes
(except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

     3. PAYING AGENT AND REGISTRAR. Initially, THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

     4. INDENTURE. The Company issued the Notes under an Indenture, dated as of October 1, 1997 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its 8 3/4% Senior Subordinated Notes due 2009, Series B (the "Unrestricted Notes"), limited (except as otherwise provided in the Indenture) in aggregate principal amount to $300,000,000, which may be issued under the Indenture. The Notes include the 8 3/4% Senior Subordinated Notes due 2009, Series A (the "Initial Notes"), the Private Exchange Notes (as defined in the Indenture) and the Unrestricted Notes. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company.

     5. SUBORDINATION. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

     6. (a) OPTIONAL REDEMPTION. The Notes will be redeemable at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2002 at the following redemption prices (expressed as a percentage of principal amount), if redeemed during the twelve-month period commencing on October 1 of each year set forth below, plus, in each case, accrued interest thereon to the date of redemption:

             Year                              Percentage
             ----                              ----------
             2002 . . . . . . . . . . . . .     109.375%
             2003 . . . . . . . . . . . . .     102.917%
             2004 . . . . . . . . . . . . .     101.458%

             2005 and thereafter. . . . . .     100.000%

     (b) OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem (the "Equity Proceeds Offer") up to 35% of the aggregate principal amount of Notes issued under the Indenture as original issue Notes at a redemption price of 108.75% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest, to such redemption date; PROVIDED that at least $162,500 million in aggregate principal amount of Notes remains outstanding immediately after any such redemption.

     As used in the preceding paragraph, "Equity Offering" means the issuance and sale of Qualified Capital Stock of the Company.

     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption
Date if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price.

     8. CHANGE OF CONTROL OFFER. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to purchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Holders of Notes which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

     9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall regis-ter the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     11. UNCLAIMED MONEY. If money for the payment of principal or interest or premium, if any, remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

     13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebted-ness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

          16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or Security reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

          17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. AUTHENTICATION. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

          20. GOVERNING LAW. This note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

          21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          23. INDENTURE. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
GARDEN STATE NEWSPAPERS, INC., 1560 Broadway, Suite 1450, Denver, Colorado 80202, Attention: Chief Financial Officer.

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

--------------------------------

-------------------------------------------------------------------------------
                      (please print or type name and address)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------
attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:
       ---------------   ------------------------------------------------------
                         NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.


Signature Guarantee:
                    ----------------------------------------------------------
                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

Section 4.16 [      ]   Section 4.17 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount: $
              -------------

Date:                             Your Signature:
     -----------------                           -----------------------------
                                                 (Sign exactly as your
                                                 name appears on the other
                                                 side of this Note)


Signature Guarantee:
                    ----------------------------------------------------------

                    Participants in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT C
                         FORM OF LEGEND FOR GLOBAL NOTE

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                      EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS
                                                        [             ], [    ]

THE BANK OF NEW YORK
101 Barclay Street, Floor 21W
New York, NY  10286

Ladies and Gentlemen:

          In connection with our proposed purchase of 8 3/4% Senior Subordinated Notes due 2009 (the "Notes") of GARDEN STATE NEWSPAPERS, INC. (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated October 26, 1997, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i)-(ii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes prior to the date that is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its Subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act),
(iii) inside the United

States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        [Name of Transferee]


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT E

                         Form of Certificate To Be Delivered
                             in Connection with Transfers
                               PURSUANT TO REGULATION S
                                                          [           ], [    ]

THE BANK OF NEW YORK
101 Barclay Street, Floor 21W
New York, NY  10286

               Re:  GARDEN STATE NEWSPAPERS, INC. (the
                    "Company") 8 3/4% Senior Subordinated
                    Notes due 2009 (the "Notes")

Ladies and Gentlemen:

          In connection with our proposed sale of $250,000,000 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        [Name of Transferor]


                                        By:
                                           -----------------------------------
                                           Authorized Signature






                                      E-2